UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2020 (June 11, 2020)

SIRIUS XM HOLDINGS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34295	38-3916511
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1221 Avenue of the Americas, 35th Fl., New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 584-5100

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SIRI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On June 11, 2020, our subsidiary, Sirius XM Radio Inc. (“SiriusXM”), issued $1.5 billion aggregate principal amount of 4.125% Senior Notes due 2030 (the “Notes”). The Notes were sold to J.P. Morgan Securities LLC, Barclays Capital Inc., Citigroup Global Markets Inc., BNP Paribas Securities Corp., BofA Securities, Inc., BMO Capital Markets Corp., Credit Agricole Securities (USA) Inc., Goldman Sachs & Co. LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, SunTrust Robinson Humphrey, Inc., Scotia Capital (USA) Inc., U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC. The Notes were resold to certain non-U.S. persons pursuant to Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), and to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act at a purchase price equal to 100% of their principal amount. The terms of the Notes are governed by an Indenture, dated as of June 11, 2020, among SiriusXM, the guarantors named therein and U.S. Bank National Association, as trustee (the “Indenture”). The following summary is not a complete description of all of the terms of the Indenture or the Notes and is qualified in its entirety by the copy of the Indenture which is attached as Exhibit 4.1 and incorporated herein by reference.

Interest and maturity. Interest on the Notes is payable semi-annually in arrears on January 1 and July 1 at a rate of 4.125% per annum, commencing on January 1, 2021. The Notes will mature on July 1, 2030.

Guarantees. SiriusXM’s wholly owned subsidiaries – Satellite CD Radio LLC, Sirius XM Connected Vehicle Services Inc., Sirius XM Connected Vehicle Services Holdings Inc., XM eMall Inc., XM Radio LLC, XM Investment LLC, XM 1500 Eckington LLC, Automatic Labs Inc., Pandora Media, LLC, Pandora Media California, LLC and AdsWizz Inc. – guarantee, on a senior unsecured basis, SiriusXM’s obligations under the Notes, including the payment of principal and interest. These guarantors also guarantee SiriusXM’s senior secured revolving credit facility and existing senior notes. One or more of SiriusXM’s other subsidiaries may, in the future, be required to guarantee SiriusXM’s other indebtedness, but may not be required to guarantee the Notes except as provided in the Indenture. Sirius XM Holdings Inc. does not guarantee the Notes but does guarantee the payment and performance obligations of Pandora Media, LLC under its existing convertible senior notes.

Ranking. The Notes are SiriusXM’s general unsecured senior obligations. The Notes and related guarantees rank equally in right of payment with all of SiriusXM’s and the guarantors’ existing and future senior indebtedness and senior in right of payment to all of SiriusXM’s and the guarantors’ future subordinated obligations. The Notes and related guarantees are structurally subordinated in right of payment to all existing and future liabilities (including trade payables) of SiriusXM’s non-guarantor subsidiaries. The Notes and related guarantees are effectively subordinated to all of SiriusXM’s existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness.

Optional redemption for the Notes. At any time prior to July 1, 2025, SiriusXM may redeem some or all of the Notes at any time and from time to time at a “make-whole” redemption price set forth in the Indenture. On and after July 1, 2025, SiriusXM may redeem the Notes, in whole or in part, at any time at the redemption prices set forth in the Indenture. In addition, prior to July 1, 2023, SiriusXM may, on one or more occasions, redeem up to 40% of the aggregate principal amount of the Notes with the proceeds of certain equity offerings at a redemption price equal to 104.125% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption.

Change of control and other restrictive covenants. The Notes are subject to covenants that, among other things, require SiriusXM to make an offer to repurchase the Notes at 101% of their principal amount in the event of a change of control and a downgrade in the ratings of the Notes, and limit SiriusXM’s ability and the ability of SiriusXM’s subsidiaries to create certain liens; enter into sale/leaseback transactions; and merge, consolidate or sell or otherwise dispose of all or substantially all assets. In addition, the Indenture restricts SiriusXM’s non-guarantor subsidiaries’ ability to create, assume, incur or guarantee additional indebtedness without such non-guarantor subsidiary guaranteeing the Notes. Sirius XM Holdings Inc. is not subject to these restrictive covenants.

Events of default. The following constitute events of default under the Notes: default in the payment of interest; default in the payment of principal; failure to comply with covenants; failure to pay other indebtedness after final maturity or acceleration of other indebtedness exceeding a specified amount; certain events of bankruptcy; a judgment for payment of money exceeding a specified aggregate amount; and voidance of subsidiary guarantees, in each case subject to applicable grace periods.

Use of proceeds. SiriusXM intends to use the net proceeds from the issuance of the Notes, together with approximately $66 million of cash on hand, to redeem all of its outstanding 5.375% Senior Notes due 2025 at a redemption price of 102.688% of the principal amount thereof plus accrued and unpaid interest thereon to, but excluding, the redemption date of July 9, 2020 and to redeem all of its outstanding 4.625% Senior Notes due 2023 at a redemption price of 100.771% of the principal amount thereof plus accrued and unpaid interest thereon to, but excluding, the redemption date of July 9, 2020.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The response to Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

4.1

Indenture, dated as of June 11, 2020, among Sirius XM Radio Inc., the guarantors named therein and U.S. Bank National Association, as trustee, relating to the 4.125% Senior Notes due 2030, including the form of 4.125% Senior Notes due 2030.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRIUS XM HOLDINGS INC.

By:	/s/ Patrick L. Donnelly
Patrick L. Donnelly
Executive Vice President, General
Counsel and Secretary

Dated: June 11, 2020